UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $230.00 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2026, SHF Holdings, Inc. (the “Company”) received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the Company did not maintain a minimum closing bid price of $1.00 per share for its Class A common stock, par value $0.0001 per share (the “Common Stock”), as required by Nasdaq Marketplace Rule 5550(a)(2).

The notice has no immediate effect on the listing of the Company’s Common Stock or warrants, and the Company’s Common Stock and warrants continue to trade on Nasdaq under the symbols “SHFS” and “SHFSW,” respectively. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days, or until October 19, 2026, to regain compliance with the minimum bid price requirement. The notice states that to regain compliance the closing bid price of the Company’s Common Stock must meet or exceed $1.00 for a minimum of 10 consecutive business days.

If the Company does not regain compliance by October 19, 2026, the Company may be eligible for a second compliance period for up to an additional 180 days. In connection with any extension period, if it appears that the Company will not be able to regain compliance with Nasdaq Marketplace Rule 5550(a)(2), or if the Company is not otherwise eligible, the Nasdaq staff will provide notice to the Company that its securities will be subject to delisting. At that time, the Company may appeal any such delisting determination to a Hearings Panel.

The Company intends to actively monitor the bid price and may evaluate other available options to resolve the deficiency and regain compliance with the Nasdaq Marketplace Rules. While the Company is exercising diligent efforts to maintain the listing of its Common Stock and warrants on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with the foregoing or other Nasdaq listing standards.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Sundie Seefried

On April 20, 2026, Sundie Seefried tendered her resignation as a member of the Board of Directors (the “Board”) of the Company, effective immediately. Ms. Seefried’s departure is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Tyler Klimas

On April 22, 2026, the Board appointed Tyler Klimas as a Class III director, effective immediately, in connection with Ms. Seefried’s resignation. At this time, Mr. Klimas has not been appointed to any Board committees.

Mr. Klimas, age 40, brings extensive experience in cannabis regulation, public policy and industry advisory fields. He has served as the founder of Leaf Street Strategies, a consulting firm focused on market strategy, regulatory engagement, issue advocacy and public relations in cannabis and hemp, since December 2023. Prior to this, Mr. Klimas served as executive director of the Nevada Cannabis Compliance Board from October 2019 to December 2023, where he led the agency’s creation and oversight of Nevada’s medical and adult-use cannabis markets. He is also a co-founder of the Cannabis Regulators Association (CANNRA), a nonprofit organization of chief cannabis regulators spanning more than 45 U.S. states and territories, Canada and the Netherlands. Mr. Klimas earned a bachelor’s degree in political science from the University of Nevada, Las Vegas.

Mr. Klimas will receive compensation for his Board and committee service in accordance with the Company’s outside director compensation program as previously described in the Company’s filings with the Securities and Exchange Commission, prorated for any partial years of service.

There is no family relationship between Mr. Klimas and any other executive officer or director of the Company. There are no transactions in which Mr. Klimas has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Klimas and any other persons pursuant to which he was selected as a director.

Sean Tonner

On April 22, 2026, the Board appointed Sean Tonner as a Class II director, effective immediately, in connection with the Board Increase (as defined below). At this time, Mr. Tonner has not been appointed to any Board committees.

Mr. Tonner, age 55, has served as a partner at Fulcrum Group since December 2017 and is a seasoned strategic communications and public affairs leader. He has advised governments and corporations globally and served in senior staff roles for Presidents, Prime Ministers and Governors. His experience includes high-profile political campaigns, global reputation management for major brands and leadership roles across Colorado business and civic organizations. He is also a U.S. Army veteran and was awarded the Army Commendation Medal for Valor during Desert Storm. Mr. Tonner earned a bachelor’s degree in history from the Metropolitan State University of Denver.

Mr. Tonner will receive compensation for his Board and committee service in accordance with the Company’s outside director compensation program as previously described in the Company’s filings with the Securities and Exchange Commission, prorated for any partial years of service.

There is no family relationship between Mr. Tonner and any other executive officer or director of the Company. There are no transactions in which Mr. Tonner has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Tonner and any other persons pursuant to which he was selected as a director.

Board Size

On April 22, 2026, the Board, in accordance with the Company’s bylaws, approved an increase in the number of directorships on the Board from five to six (the “Board Increase”).

Item 8.01 Other Events.

On April 23, 2026, the District Court for the City and County of Denver, Colorado (the “Court”) issued an omnibus order on cross-motions for summary judgment in the previously disclosed matter captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187. The ruling addressed the validity of the Second Amendment (the “Second Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) entered into in connection with the Company’s October 2022 acquisition of Rockview Digital Solutions, Inc. d/b/a Abaca. The Court denied the Company’s motion for summary judgment in its entirety.

The Court granted the counterclaim plaintiffs’ motions for summary judgement regarding the validity of the Second Amendment and the claim that the Company breached the Merger Agreement by using a certain formula in the Second Amendment to calculate the first anniversary cash consideration payment. Damages for these two counterclaims are to be determined at a future hearing. The Court denied both parties’ motions for summary judgement regarding a claim related to the second anniversary cash consideration payment of $3.0 million. The Court also denied the counterclaim plaintiffs’ motion for summary judgment on the Company’s declaratory judgment claim.

The Company intends to continue defending its positions vigorously. In addition, the Company may evaluate the possibility of a negotiated resolution of the dispute. In the event of a negotiated resolution, the Company’s ability to fund any payments owed in cash may be materially constrained by the terms of the previously disclosed Equity Line of Credit, as amended, and the Company’s Series B Convertible Preferred Stock. Litigation is inherently uncertain, and there can be no assurance that any negotiated resolution will be reached or that the terms of any such resolution are favorable to the Company.

The $3.0 million previously deposited into the Court’s registry in November 2024 remains reflected in the Company’s financial statements.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to the Company’s ability to regain and/or maintain compliance with Nasdaq’s listing standards; Safe Harbor’s ability to satisfy the required conditions to utilize its equity line of credit (the “ELOC”); market conditions that may impact Safe Harbor’s ability to access the ELOC on acceptable terms or at all; the possibility that the ELOC may not be fully utilized; expected use of proceeds from the ELOC; trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor has introduced or may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: April 24, 2026	By:	/s/ Terrance Mendez
Terrance Mendez
Chief Executive Officer and Chief Financial Officer